UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2014
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 College Blvd, Ste. 102-328 Oceanside, CA	92057
(Address of principal executive offices)	(Zip Code)

 (714) 423-0701

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8- Other Events, Financial Statements and Exhibits

SECTION 8.01 Other Events

The registrant, Citadel E.F.T. Inc. has secured the documentation for a $50 million SBLC which has been executed.  Citadel E.F.T. Inc. has provided a more detailed description of the securing of the $50 million

SBLC and has attached hereto and marked as exhibit 10.1.

The registrant, Citadel E.F.T. Inc. has received documentation for securing $3 billion equivalent LTN Brazilian Bonds to be transferred via swift to Citadel E.F.T.’s corporate bank account and has attached hereto and marked as exhibit 10.2.

The documentation by the owner of bonds stating the joint agreement between Carbon Development and Citadel E.F.T. Inc confirming the irrevocable use of the bonds hereto and marked exhibits 10.3 and  10.4.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No. Description

10.1 Confirmation of 50 Million SBLC secured

10.2 Confirmation of 3 Billion LTN Brazilian Bonds to Citadel E.F.T. Inc.

10.3 Owner of Bonds confirmation for irrevocable use of Bonds in English

10.4 Owner of Bonds confirmation for irrevocable use of Bonds in Portuguese

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.

DATE: March 10, 2014	/s/ Gary DeRoos Name: Gary DeRoos Title: President/Chief Executive Officer